UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2026

FedEx Corporation

(Exact name of registrant as specified in its charter)

Commission File Number 1-15829

Delaware (State or other jurisdiction of incorporation)	62-1721435 (IRS Employer Identification No.)

942 South Shady Grove Road, Memphis, Tennessee (Address of principal executive offices)	38120 (ZIP Code)

Registrant’s telephone number, including area code: (901) 818-7500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.10 per share	FDX	New York Stock Exchange
1.625% Notes due 2027	FDX 27	New York Stock Exchange
0.450% Notes due 2029	FDX 29A	New York Stock Exchange
0.450% Notes due 2029	FDX 29B	New York Stock Exchange
4.000% Notes due 3030	FDX 30A	New York Stock Exchange
1.300% Notes due 2031	FDX 31B	New York Stock Exchange
3.500% Notes due 2032	FDX 32	New York Stock Exchange
0.950% Notes due 2033	FDX 33	New York Stock Exchange
0.950% Notes due 2033	FDX 33A	New York Stock Exchange
4.625% Notes due 2034	FDX 34A	New York Stock Exchange
4.125% Notes due 2037	FDX 37	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SECTION 5. CORPORATE GOVERNANCE AND MANAGEMENT.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 26, 2026, FedEx Corporation (“FedEx” or “the Company”) announced the appointment of Jamere Jackson as Executive Vice President and Chief Financial Officer of FedEx, effective November 30, 2026. Mr. Jackson succeeds Claude F. Russ, who has served as the Company’s Interim Chief Financial Officer since June 1, 2026.

Mr. Jackson, 57, has served as Chief Financial Officer of AutoZone, Inc. (“AutoZone”), a leading retailer and distributor of automotive replacement parts and accessories in the Americas, since January 1, 2021 and was Executive Vice President and Chief Financial Officer – Elect, Finance and Store Development of AutoZone from September 14, 2020 to December 31, 2020. Prior to AutoZone, he served as Executive Vice President and Chief Financial Officer of Hertz Global Holdings, Inc., a global rental company, from 2018 to 2020. From 2014 to 2018, Mr. Jackson served as Chief Financial Officer of Nielsen Holdings plc, an information, data and measurement company. Prior to 2014, Mr. Jackson held a variety of leadership roles at General Electric Company, including Vice President and Chief Financial Officer of a division of General Electric Oil and Gas. Mr. Jackson serves on the Board of Directors of Eli Lilly & Co.

There are no transactions since the beginning of the Company’s last fiscal year in which the Company is a participant and in which Mr. Jackson or any members of his immediate family have any interest that are required to be reported under Item 404(a) of Regulation S-K. No family relationships exist between Mr. Jackson and any of the Company’s directors or executive officers. The appointment of Mr. Jackson was not pursuant to any arrangement or understanding between him and any person, other than a director or executive officer of FedEx acting in his or her official capacity.

Mr. Jackson’s annual base salary will be $1,000,000. In connection with his appointment, Mr. Jackson will receive a signing bonus of $2,000,000, payable in two installments (November 2026 and November 2027), subject to repayment on a prorated basis if he resigns his employment prior to the anniversary of his start date. He will participate in FedEx’s transition year 2026 (“TY26”) annual incentive compensation (“AIC”) plan, with a target payout opportunity equal to 120% of his eligible earnings paid during TY26. He also will be eligible for prorated participation in FedEx’s FY25–FY27 and FY26–FY28 long-term incentive plans (“LTI Plans”).

Mr. Jackson will receive a TY26 restricted stock unit (“RSU”) award having a grant date fair value equal to $766,000 and a TY26 stock option award having a Black-Scholes grant date fair value equal to $191,500. The RSUs and stock options will vest ratably over three years. He will also receive a one-time special RSU award having a grant date fair value equal to $5,000,000, vesting ratably over three years, which is intended to compensate Mr. Jackson for the forfeiture of his outstanding AutoZone equity awards.

Mr. Jackson will participate in all employee benefit programs and receive the same perquisites provided to the Company’s other executive officers at his level, including participation in the FedEx Corporation Executive Severance Plan. Additional details regarding the Company’s AIC plan, LTI Plans, the Executive Severance Plan, and other elements of executive compensation are described in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on August 17, 2026.

SECTION 9. FINANCIAL STATEMENTS AND EXHIBITS.

Item 9.01.	Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit
Number	Description
99.1	Press Release of FedEx Corporation dated October 26, 2026.

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FedEx Corporation

Date: October 26, 2026	By:	/s/ Gina F. Adams
Gina F. Adams
Executive Vice President, General Counsel and Secretary